Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of June 5, 2015, by and among JAKKS PACIFIC, INC., a Delaware corporation (“JAKKS”), CREATIVE DESIGNS INTERNATIONAL, LTD., a Delaware corporation (“CDI”), DISGUISE, INC., a Delaware corporation (“Disguise”), JAKKS SALES CORPORATION, a Delaware corporation (“JAKKS Sales”), MAUI, INC., an Ohio corporation (“Maui”), MOOSE MOUNTAIN MARKETING, INC., a New Jersey corporation (“Moose”), KIDS ONLY, INC., a Massachusetts corporation (“Kids”; and together with JAKKS, CDI, Disguise, JAKKS Sales, Maui and Moose, collectively referred to as “Borrowers” and individually as a “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender, and the other Lenders signatory hereto.

RECITALS

A. Borrowers, the other Credit Parties party thereto, Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of March 27, 2014, as amended by the First Amendment to Credit Agreement dated April 4, 2014, the Second Amendment to Credit Agreement dated June 5, 2014, and the Third Amendment to Credit Agreement and Amendment to Guaranty and Security Agreement dated December 31, 2014 (collectively, the “Credit Agreement”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

B. Borrowers have requested that Agent and Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to do so on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                  Amendment to Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)                “Fee Letter” and “1.15(a)” are deleted from Section 12.01 of the Credit Agreement.

(b)               The following new definitions of “Fourth Amendment Fee Letter” and “Initial Fee Letter” are added to Section 12.02 of the Credit Agreement:

“Fourth Amendment Fee Letter” means the letter agreement between JAKKS and Agent dated June 5, 2015.

“Initial Fee Letter” means the letter agreement between JAKKS and Agent dated February 21, 2014.

(c)                The definitions of “Applicable Margin” and “Stated Maturity Date” are deleted from Section 12.02 of the Credit Agreement, and the following definitions of “Applicable Margin,” “Fee Letter” and “Stated Maturity Date” are added to Section 12.02 of the Credit Agreement:

“Applicable Margin” means (i) if a Base Rate Loan, 1.25% per annum and (ii) if a LIBOR Rate Loan, 2.25% per annum. Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Fee Letter” means, collectively, the Initial Fee Letter and the Fourth Amendment Fee Letter.

“Stated Maturity Date” means March 27, 2019.

(d)               Section 1.15 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

Section 1.15. Fees.

(a) Fees. Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in the Fee Letter.

(b) Unused Commitment Fee. On the first Business Day of each calendar quarter and on and until the date upon which the Obligations are paid in full, Borrowers shall pay to Agent in arrears an unused commitment fee (the “Unused Commitment Fee”) for the account of each Lender in an amount equal to: (i) the excess of (A) the average daily balance of the Revolving Commitment of such Lender during the preceding calendar quarter over (B) the sum of (1) the average daily balance of all Revolving Loans held by such Lender, (2) the average daily amount of Letter of Credit Obligations held by such Lender, and (3) in the case of the Swingline Lender, the average daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar quarter; provided, that in no event shall the amount computed pursuant to clauses (1) and (2) above with respect to the Swingline Lender be less than zero, multiplied by (ii) (A) if the average daily balance of the aggregate of all outstanding Revolving Loans, Letter of Credit Obligations and Swing Loans is equal to or greater than 50% of the average daily Maximum Availability during the preceding calendar quarter, then 0.25% per annum or (B) if the average daily balance of the aggregate of all outstanding Revolving Loans, Letter of Credit Obligations and Swing Loans is less than 50% of the average daily Maximum Availability during the preceding calendar quarter, then 0.50% per annum. The total Unused Commitment Fees payable by Borrowers on each such date will be equal to the sum of all of the Unused Commitment Fees due to the Lenders on such date, subject to Section 1.18(f).

(e)                The following Section 5.15 is added to Article V of the Credit Agreement:

Section 5.15. Refinancing of 2018 Convertible Notes. On or before the date that is six months prior to the Stated Maturity Date, the Credit Parties shall refinance or extend the maturity date of the 2018 Convertible Notes, provided that any such refinancing or extension shall have a maturity date that is no sooner than that date that is six months after the Stated Maturity Date.

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(f)                Section 6.05(i) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

(i) Subordinated Indebtedness (including any refinancing of the 2018 Convertible Notes as contemplated by Section 5.15).

(g)               Section 7.02 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

Section 7.02. Fixed Charge Coverage Ratio. On any date that Availability is less than 25% of the Maximum Availability, Credit Parties shall not permit the Fixed Charge Coverage Ratio of the Credit Parties for the four Fiscal Quarter period ending as of the last day of the most recent Fiscal Quarter for which monthly financial statements have been delivered to Agent in accordance with Section 5.01, and on the end of each Fiscal Quarter thereafter to be less than 1.20 to 1.00.

(h)               Section 8.01(c) of the Credit Agreement is amended by inserting “, 5.15” between “5.14” and “or”.

2.                  Consent under Credit Agreement. Reference is made to the Consent under Credit Agreement and Release of Lien delivered by Agent and Lenders to Borrower on May 6, 2015 (the “Consent Letter”). Notwithstanding the express terms of the Consent Letter, the parties hereto agree that notwithstanding Sections 6.10 and 6.19 or any other provision of the Credit Agreement, provided that: (a) the Proposed Repurchase (as defined in the Consent Letter) is consummated on or before March 31, 2016; (b) no Revolving Loans are outstanding at the time of, and after giving effect to, the Proposed Repurchase; (c) no Default or Event of Default shall have occurred and be continuing at the time of, and after giving effect to, the Proposed Repurchase; and (d) if the Proposed Repurchase is consummated after September 30, 2015, the Credit Parties shall have consolidated EBITDA of not less than $45,000,000 as of the end of the most recently ended fiscal quarter on a trailing four fiscal quarter basis, then Agent and Lenders hereby consent to the consummation by JAKKS of the Proposed Repurchase and agree that the consummation of the Proposed Repurchase shall not constitute a breach of the provisions of Sections 6.10 or 6.19 of the Credit Agreement.

3.                  Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)                the execution and delivery of this Agreement by each Borrower, Agent and Lenders; and

(b)               the truth and accuracy of the representations and warranties contained in Section 4 hereof.

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4.                  Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each Lender as follows:

(a)                the execution, delivery and performance by each Borrower of this Agreement have been duly authorized by all necessary action, and do not and will not:

(i)                 contravene the terms of any of that Person’s Organization Documents;

(ii)               conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)             violate any material Requirement of Law in any material respect;

(b)               such Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as amended hereby;

(c)                this Agreement constitutes the legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(d)               after giving effect to this Agreement and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); and

(e)                no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

5.                  No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

6.                  Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

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7.                  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent.

8.                  Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

9.                  Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

10.              Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

11.              Reaffirmation. Each Borrower as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Borrower hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

12.              Release of Claims. In consideration of Lenders’ and Agent’s agreements contained in this Agreement, each Borrower hereby irrevocably releases and forever discharges Lenders and Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof. Each Borrower expressly and completely waives and relinquishes any and all rights or benefits that has or may have pursuant to Section 1542 of the Civil Code of the State of California and any other similar provision of law or principle of equity in any other jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

[signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

“Borrowers”

JAKKS PACIFIC, INC.	MAUI, INC.

By:	By:
Name:	Name:
Title:	Title:

CREATIVE DESIGNS INTERNATIONAL, LTD.	MOOSE MOUNTAIN MARKETING, INC.

By:	By:
Name:	Name:
Title:	Title:

DISGUISE, INC.	KIDS ONLY, INC.

By:	By:
Name:	Name:
Title:	Title:

JAKKS SALES CORPORATION

By:
Name:
Title:

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“Agent” and “Lender”

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Eric J. Watson
Duly Authorized Signatory

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